Exhibit 99(1)

                     [CANARGO ENERGY CORPORATION LETTERHEAD]

                FOR IMMEDIATE RELEASE IN NORTH AMERICA AND EUROPE

           August 16, 2000 - Registration Statement Declared Effective

Calgary,  Alberta,  Oslo,  Norway - CanArgo Energy Corporation (OSE: CNR, OTCBB:
GUSH) announced today that its Registration Statement on Form S-3 relating to the offer and sale of 25,048,766 shares of its common stock by certain stockholders has been declared effective by the U.S. Securities and Exchange Commission. Neither CanArgo nor its directors nor executive officers is selling shares in this offering, and will not receive any proceeds from the sale of the shares offered under this prospectus.

This press release does not constitute an offer to sell, nor is it seeking an offer to buy, the common stock in any jurisdiction.

A prospectus may be obtained from CanArgo's office at 1580 Guinness House, 727 7th Avenue SW, Calgary, Alberta T2P 0Z5.

CanArgo Energy Corporation is an independent oil and gas exploration and production company operating in Eastern Europe. CanArgo's principal oil and gas operations are located in the republic of Georgia. The Company's activities at its primary field in Georgia, the Ninotsminda field, are conducted through its wholly owned subsidiary, Ninotsminda Oil Company Limited. In addition, the Company has interests in several other oil and gas prospects and in refining, marketing, independent power production and oilfield technology activities.

For  further  information,  contact:

North  America                      Norway
Tel:  +403.777.1185                 Eric  Cameron,  Gambit
Toll  Free  1-888-777-7974          Tel  :  +47.22.04.82.00
E-mail  :  info@canargo.com         Fax  :  +47.22.04.82.01
web:  www.canargo.com